SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  August 22, 1996

                               WASTEMASTERS, INC.
             (Exact name of registrant as specified in its charter)

             Maryland             0-12914             52-1507818
          (State or other       (Commission          (IRS Employer
          jurisdiction of       File Number)      Identification No.)
          incorporation)

       147 Old Solomon's Island Road, Annapolis, Maryland        21401
            (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (410) 573-5800

Item 1. Other Information.

     On August 21, 1996, the Company released the following press release that states:

                            WASTEMASTERS, INC. OPENS
                        3,000 TON'S PER DAY PHILADELPHIA
                                TRANSFER STATION

     Baltimore, Maryland (August 22, 1996) - WasteMasters, Inc. (Nasdaq: WAST) announced today the opening of a 3,000 ton per day transfer station in the City of Philadelphia, Pennsylvania.

     This Facility situated in a major eastern market, has permits for Construction and Demolition waste and is serviced by rail.

     Management believes that the operation of this facility will further validate its business plan by generating, positive cash flow, fund ongoing operations and position the company's landfills to receive out-of region waste and facilitate the growth of their rail-based transportation network.

     WasteMasters, Inc. owns Landfills in 3 states capable of receiving large volumes of regional waste by rail over the next 20 years.

     The Philadelphia facility as well as proposed future transfer facilities will provide the source of waste for the company's regional landfills.

                                   SIGNATURE

     Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                WASTEMASTERS, INC.


Date:  August 22, 1996         By:  /s/ Robert P. Crabb
                                    Robert P. Crabb
                                    Secretary


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